TEMPLETON EMERGING MARKETS FUND, INC.
                Annual Meeting of Shareholders, August 26, 2002

The Annual Meeting of Shareholders of the Fund was held at the Fund's offices, 500 E. Broward Blvd., Ft. Lauderdale, Florida, on August 26, 2002. The purpose of the meeting was to elect five Directors of the Fund, to approve an Agreement and Plan of Reorganization that provides for the reorganization of the Fund from a Maryland corporation to a Delaware business trust, to approve amendments to certain of the Fund's fundamental investment restrictions (including five Sub-Proposals), and to approve the elimination of certain of the Fund's fundamental investment restrictions. At the meeting, the following persons were elected by the shareholders to serve as Directors of the Fund: Harris J. Ashton, Nicholas F. Brady, Frank J. Crothers, S. Joseph Fortunato and Edith E. Holiday.* In addition, Shareholders approved an Agreement and Plan of Reorganization that provides for the reorganization of the Fund from a Maryland corporation to a Delaware business trust, amendments to certain of the Fund's fundamental investment restrictions (including five Sub-Proposals), and the elimination of certain of the Fund's fundamental investment restrictions. No other business was transacted at the meeting.

The results of the voting at the Annual Meeting are as follows:

Proposal 1. The election of five (5) Directors:

                                            % OF          % OF                          % OF        % OF
                                         OUTSTANDING      VOTED                      OUTSTANDING    VOTED
TERM EXPIRING 2005:         FOR            SHARES         SHARES       WITHHELD         SHARES      SHARES
-----------------------------------------------------------------------------------------------------------
Harris J. Ashton .......  11,282,342       63.90%        95.49%         533,170         3.02%       4.51%
Nicholas F. Brady ......  11,293,274       63.96%        95.58%         522,238         2.96%       4.42%
Frank J. Crothers         11,275,422       63.86%        95.43%         540,090         3.06%       4.57%
S. Joseph Fortunato ....  11,269,220       63.83%        95.38%         546,292         3.09%       4.62%
Edith E. Holiday .......  11,289,426       63.94%        95.55%         526,086         2.98%       4.45%

* ANDREW H. HINES, JR., BETTY P. KRAHMER, GORDON S. MACKLIN, FRED R. MILLSAPS AND CONSTANTINE D. TSERETOPOULOS CURRENTLY SERVE AS INDEPENDENT DIRECTORS. HARMON E. BURNS AND CHARLES B. JOHNSON CURRENTLY SERVE AS INTERESTED DIRECTORS. THEIR TERMS OF OFFICE CONTINUED AFTER THE ANNUAL MEETING OF SHAREHOLDERS.

Proposal 2. The approval of an Agreement and Plan of Reorganization that provides for the reorganization of the Fund from a Maryland corporation to a Delaware business trust:

                                            % OF           % OF
                                         OUTSTANDING       VOTED
                          SHARES VOTED     SHARES          SHARES
------------------------------------------------------------------
For ...................   9,128,876        51.70%          93.94%
Against ...............     285,408         1.62%           2.94%
Abstain ...............     303,519         1.72%           3.12%
Broker Non-Votes ......   2,097,709        11.88%             --
------------------------------------------------------------------
TOTAL .................  11,815,512        66.92%         100.00%


Proposal 3. The approval of amendments to certain of the Fund's fundamental investment restrictions (includes five (5) Sub-Proposals):

Proposal 3a: To amend the Fund's fundamental investment restriction regarding borrowing and issuing senior securities:

                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................   8,447,118        47.84%         86.92%
Against ...............     997,215         5.65%         10.26%
Abstain ...............     273,469         1.55%          2.82%
Broker Non-Votes ......   2,097,710        11.88%            --
--------------------------------------------------------------------
TOTAL .................  11,815,512        66.92%        100.00%

Proposal 3b: To amend the Fund's fundamental investment restriction regarding industry concentration:

                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................   8,683,774        49.18%         89.36%
Against ...............     748,773         4.24%          7.70%
Abstain ...............     285,253         1.62%          2.94%
Broker Non-Votes ......   2,097,712        11.88%            --
--------------------------------------------------------------------
TOTAL .................  11,815,512        66.92%        100.00%

Proposal 3c: To amend the Fund's fundamental investment restriction regarding investments in commodities:

                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................   8,412,685        47.65%         86.57%
Against ...............   1,016,546         5.76%         10.46%
Abstain ...............     288,571         1.63%          2.97%
Broker Non-Votes ......   2,097,710        11.88%            --
--------------------------------------------------------------------
TOTAL .................  11,815,512        66.92%        100.00%

Proposal 3d: To amend the Fund's fundamental investment restriction regarding investments in real estate:

                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................   8,741,547        49.51%         89.95%
Against ...............     697,424         3.95%          7.18%
Abstain ...............     278,833         1.58%          2.87%
Broker Non-Votes ......   2,097,708        11.88%            --
--------------------------------------------------------------------
TOTAL .................  11,815,512        66.92%        100.00%


Proposal 3e: To amend the Fund's fundamental investment restriction regarding lending:

                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................   8,469,967        47.97%          87.16%
Against ...............     915,510         5.19%           9.42%
Abstain ...............     332,327         1.88%           3.42%
Broker Non-Votes ......   2,097,708        11.88%             --
--------------------------------------------------------------------
TOTAL .................  11,815,512        66.92%         100.00%

Proposal 4: The approval of the elimination of certain of the Fund's fundamental investment restrictions:

                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................   8,545,821        48.40%          87.94%
Against ...............     855,909         4.85%           8.81%
Abstain ...............     316,073         1.79%           3.25%
Broker Non-Votes ......   2,097,709        11.88%             --
--------------------------------------------------------------------
TOTAL .................  11,815,512        66.92%         100.00%